UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.01 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure below describes our investment in Park & Kingston Apartments. All figures provided below are approximate.

On March 16, 2015, Bluerock Residential Growth REIT, Inc. (the “Company”), through a wholly-owned subsidiary of our operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”), completed an investment in a multi-tiered joint venture along with Bluerock Special Opportunity + Income Fund III, LLC (“Fund III”), which is an affiliate of our sponsor, to acquire 153 newly-constructed units (the “Phase I Units”) in a Class AA apartment community in Charlotte, North Carolina known as the Park & Kingston Apartments (“Park & Kingston”). The material features of the investment in the joint venture and Park & Kingston are described below. The related financing is described under Item 2.03.

The organizational structure of Park & Kingston is such that: (i) the Phase I Units are owned by BR Park & Kingston Charlotte, LLC, a Delaware limited liability company and a subsidiary of our Operating Partnership (the “Property Owner”), (ii) the Property Owner is wholly owned by 23Hundred, LLC (“23Hundred”), (iii) 23Hundred is wholly owned by BR Stonehenge 23Hundred JV, LLC (the “BR Stonehenge JV Entity”), (iv) the BR Stonehenge JV Entity is a joint venture entity owned 62.59% by BR Berry Hill Managing Member, LLC (“BR MM 1”) and 37.41% by BR Berry Hill Managing Member II, LLC (“BR MM 2”), and (v) each of BR MM 1 and BR MM 2 are joint venture entities owned 46.95% by BEMT Berry Hill, LLC, a wholly-owned subsidiary of the Operating Partnership (“BEMT Berry Hill”), and 53.05% by Fund III.

Entry into and Assignment of Purchase Agreement

On January 15, 2015, our sponsor, Bluerock Real Estate, L.L.C. (“BRRE”), entered into a Purchase and Sale Agreement (as amended on February 17, 2015 and February 20, 2015, the “Purchase Agreement”) with Park Kingston Investors, LLC, a Delaware limited liability company (the “Seller”), an unaffiliated third party, for the acquisition of (a) the Phase I Units, and (b) 15 units under development at Park & Kingston (the “Phase II Units”), for a total purchase price of $30.72 million. Under the Purchase Agreement, BRRE would acquire the Phase I Units on March 16, 2015 for an allocated purchase price of $27.85 million, and would acquire the Phase II Units upon completion of development, but no later than December 31, 2015, for an allocated purchase price of $2.87 million.

On March 16, 2015, the Company, through the Operating Partnership, through the Property Owner, entered into a Partial Assignment and Assumption of Purchase and Sale Agreement (the “Assignment Agreement”) with BRRE, pursuant to which BRRE assigned to the Property Owner, at cost, all of its right, title and interest in and to the Purchase Agreement with respect to the Phase I Units.

Acquisition of Phase I Units

On March 16, 2015, pursuant to the Purchase Agreement as assigned by the Assignment Agreement, the Company, through the Operating Partnership, through the Property Owner, acquired all of Seller’s right, title and interest in and to the Phase I Units for a purchase price of $27.85 million, subject to certain prorations and adjustments typical in a real estate transaction. The equity portion of the purchase price in the amount of $13.3 million was funded by 23Hundred, LLC in connection with a Section 1031 exchange under the Internal Revenue Code, from proceeds from the dispositions by 23Hundred, LLC on January 14, 2015 of its interest in that certain 266-unit apartment community located in Nashville, Tennessee known as 23Hundred @ Berry Hill, as disclosed in the Company's Form 8-K filed with the Securities and Exchange Commission on January 21, 2015.

Development and Expected Acquisition of Phase II Units

The Seller has commenced, and pursuant to the Purchase Agreement, will manage and complete the development of the Phase II Units, subject to certain construction contracts to which the Seller is a party (the “Construction Contracts”), and further subject to certain conditions set forth in the Purchase Agreement. All amounts payable in connection with the development of the Phase II Units pursuant to the Construction Contracts will be payable by the Seller.

2

Upon completion of development of and issuance of a certificate of occupancy for the Phase II Units, , closing will be required and is expected to be achieved by BRRE assigning to the Property Owner, at cost, all of its right, title and interest in and to the Purchase Agreement with respect to the Phase II Units, at which time the Property Owner expects to acquire the Phase II Units from the Seller for a purchase price of approximately $2.87 million, subject to certain prorations and adjustments typical in a real estate transaction, fully financed as indicated in Item 2.03 below.

Indirect Ownership Interests in the Phase I Units in Park & Kingston

As a result of the structure described above, the Company holds a 46.95% indirect equity interest in the Phase I Units in Park & Kingston, and Fund III holds the remaining 53.05% indirect equity interest.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT

Financing

Phase I Units

The acquisition of Park & Kingston was further funded with a $15.25 senior mortgage loan (the “Loan”) made by the Federal National Mortgage Association (“Fannie Mae”) to the Property Owner, which Loan is secured by the Park & Kingston property and improvements. The Loan has a 60-month term, maturing on April 1, 2020. The Loan requires interest only payments for the entire term. The Loan provides for supplemental financing in the amount of 70% of the appraised value of the Phase II Units to finance the purchase of the Phase II Units.

The Loan may be prepaid at any time with a 1% make whole premium through the fourth month prior to the end of the term, and thereafter at par. The Loan carries a fixed rate of 3.21% per annum.

Phase II Units

Upon completion of development of the Phase II Units, following the anticipated assignment by BRRE to the Property Owner all of its right, title and interest in and to the Purchase Agreement with respect to the Phase II Units, the Property Owner expects to acquire the Phase II Units for a purchase price of approximately $2.87 million, subject to certain prorations and adjustments typical in a real estate transaction. The Property Owner expects to fund its acquisition of the Phase II Units with a permitted supplemental financing from the Loan of the full purchase price.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement by and between Park Kingston Investors, LLC and Bluerock Real Estate, L.L.C., dated as of January 15, 2015

10.2	Amendment to Purchase and Sale Agreement by and between Park Kingston Investors, LLC and Bluerock Real Estate, L.L.C., dated as of February 17, 2015

3

10.3	Second Amendment to Purchase and Sale Agreement by and between Park Kingston Investors, LLC and Bluerock Real Estate, L.L.C., dated as of February 20, 2015

10.4	Partial Assignment and Assumption of Purchase and Sale Agreement by and between Bluerock Real Estate, L.L.C. and BR Park & Kingston Charlotte, LLC, dated as of February 20, 2015

10.5	Limited Liability Company Agreement of BR Park & Kingston Charlotte, LLC by 23Hundred, LLC, dated effective as of January 8, 2015

10.6	Amendment to Amended and Restated Limited Liability Company Agreement of 23Hundred, LLC by BR Stonehenge 23Hundred JV, LLC, dated January 8, 2015

10.7	Multifamily Loan and Security Agreement (Non-Recourse) by and between BR Park & Kingston Charlotte, LLC and CBRE Multifamily Capital, Inc., dated as of March 16, 2015

10.8	Multifamily Note by and between BR Park & Kingston Charlotte, LLC and CBRE Multifamily Capital, Inc., dated as of March 16, 2015

10.9	Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by BR Park & Kingston Charlotte, LLC for the benefit of CBRE Multifamily Capital, Inc., dated as of March 16, 2015

10.10	Assignment of Management Agreement by and between BR Park & Kingston Charlotte, LLC, CBRE Multifamily Capital, Inc., and Bell Partners Inc., dated as of March 16, 2015

10.11	Environmental Indemnity Agreement and between BR Park & Kingston Charlotte, LLC and CBRE Multifamily Capital, Inc., dated as of March 16, 2015

10.12	Assignment of Collateral Agreements and Other Loan Documents by and between BR Park & Kingston Charlotte, LLC and CBRE Multifamily Capital, Inc., dated as of March 16, 2015

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

DATE: March 20, 2015	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

5